UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2011
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SonomaWest Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)
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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On May 10, 2011, SonomaWest Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stapleton Acquisition Company (“SAC”), pursuant to which SAC will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). SAC is a Delaware corporation formed for the purpose of facilitating the acquisition of the Company by Craig R. Stapleton, Dorothy W. Stapleton, Walker R. Stapleton and Wendy S. Reyes, Trustee of Separate Property Trust. As of May 10, 2011, SAC owned approximately 86% of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). SAC’s President and sole director, Craig R. Stapleton, is the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company.

In connection with the Merger, each outstanding Share, other than Shares held by the Company or SAC, and other than those Shares, if any, with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive $10.05 per share in cash, without interest and less any required withholding taxes. Each option to purchase Shares that is outstanding immediately prior to the effective time of the Merger will be cancelled in exchange for the right to receive the excess of $10.05 over the exercise price of such option, less any required withholding taxes.

The consummation of the Merger is subject to the following conditions: (i) the adoption of the Merger Agreement by a majority of the outstanding Shares entitled to vote thereon, (ii) the filing with the Securities and Exchange Commission of preliminary and definitive information statements, and the delivery of a definitive information statement to the Company’s stockholders, in each case pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable waiting periods thereunder or under any other federal or state securities laws, (iii) the absence of any judgment, law or other legal restraint or prohibition that would make the Merger illegal or otherwise prevent or prohibit the consummation thereof and (iv) the accuracy of the representations and warranties of SAC contained in the Merger Agreement.

SAC, which owns a majority of the outstanding Shares, has adopted the Merger Agreement by executing and delivering a written consent to the Company.  As a result, no other vote or consent of the Company's stockholders will be required or requested.  Prior to the effective time of the Merger, the Company will mail an information statement to its stockholders containing information about the Merger. Under federal securities laws, the Merger may not be completed until 20 days after the Company mails the information statement to its stockholders.

SAC has made certain representations and warranties in the Merger Agreement, including, among others, that SAC has sufficient funds available to it to consummate the transactions contemplated by the Merger Agreement. The Company and SAC have agreed to use their best efforts to cause the Merger to be consummated.

The Merger Agreement may be terminated by the mutual written consent of the parties or by either party if a judgment, law or other legal restraint or prohibition makes the Merger illegal or permanently prevents the consummation thereof, unless the issuance of such legal restraint or prohibition was primarily due to the failure of the party seeking termination to perform any of its obligations under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)           Exhibits:

2.1	Agreement and Plan of Merger, dated as of May 10, 2011, by and between Stapleton Acquisition Company and SonomaWest Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: May 16, 2011	By:	/s/ Craig R. Stapleton
Craig R. Stapleton
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 10, 2011, by and between Stapleton Acquisition Company and SonomaWest Holdings, Inc.